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Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 19, 2004, relating to the financial statements of InfraSource Incorporated and its subsidiaries as of December 31, 2002 and for the years ended December 31, 2002 and 2001 and for the period January 1, 2003 to September 23, 2003, which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
April 21, 2004

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CONSENT OF INDEPENDENT ACCOUNTANTS